EXHIBIT 17

        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1980
                                                       1933 Act File No. 2-22019
                                                      1940 Act File No. 811-1241
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM N-1

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933             [x]
 Post-Effective Amendment No. 30                                [x]
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [x]
 Amendment No. 3                                                [x]


                     VANCE, SANDERS COMMON STOCK FUND, INC.
                     --------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                 24 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
                 ----------------------------------------------
                    (Address of Principal Executive Offices)

                                  617-482-8260
                                  ------------
                         (Registrant's Telephone Number)

                             THOMAS OTIS, SECRETARY
                 24 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
                 ----------------------------------------------
                     (Name and address of agent for service)


APPROXIMATE DATE OF PROPOSED PUBLIC OFFERING   December 15, 1980
                                               -----------------

[x]  This filing will become  effective  December 15, 1980 pursuant to paragraph
     (b) of Rule 465.

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

                                                        Proposed            Proposed
                                                        Maximum              Maximum          Amount of
                                       Amount Being     Offering            Aggregate        Registration
Title of Securities Being Registered    Registered   Price Per Unit (1)  Offering Price (2)      Fee
------------------------------------    ----------   ------------------  ------------------      ---
Capital stock Par Value $1 Per Share     1,545,684        $9.57             $499,994.22          $100
     Indefinite number of shares being registered under Rule 24f-2 of the Investment              500
     Company Act of 1940. See Note(3)                                                             ---
                                                                                                 $600

(1) Computed under Rule 547(c) on the basis of the net asset value per share of registrant's shares of capital stock at the close of business December 1, 1980. The above calculation shall not be deemed a representation as to the actual offering price.

(2)  Calculated pursuant to Rule 24e-2 under the Investment Company Act of 1940.

     (a)  Total number of shares redeemed during previous fiscal       1,493,438
          year
     (b)  Total shares included in (a) previously used under Rule
          24e-2 during this fiscal year                                        0
     (c)  Total shares  included in (a) being used to reduce maximum
          aggregate offering price in this Post-Effective Amendment    1,493,438

(3) Registrant hereby elects to register an indefinite number of shares in this Post-Effective Amendment. Such number of indefinite shares is in addition to the 1,545,684 shares currently being registered above and those shares previously registered.